UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                     PURSUANT TO SECTION 13 OR 15(D) OR THE
                        SECURITIES EXCHANGE ACT OF 1934

   January 9, 2001                                 0-15669
   (Date of Report)                        (Commission File Number)

                            ML-LEE ACQUISITION FUND, L.P.
     (Exact name of registrant ass specified in its governing instruments)

              Delaware                               13-3426817
   (State or other jurisdiction of        (IRS Employer Identification No.)
    incorporation or organization)

                      2 World Financial Center - 14th Floor
                          New York, New York 10281-6114
              (Address of principal executive office and zip code)

Registrant's telephone number, including area code: (212) 236-6576

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ITEM 5.  OTHER EVENTS

     As previously reported, a settlement (the "Settlement") was reached resolving the claims asserted against ML-Lee Acquisition Fund, L.P. (the "Fund") as a result of a certain lawsuit and bankruptcy related to one of the Fund's former portfolio investments. The periods within which appeals of court approvals of the Settlement could be made have run without any appeals having been filed.

     The Fund has paid certain amounts related to the Settlement and has utilized its remaining assets to pay, and establish reserves to pay, future expenses of winding up the Fund's affairs. As of December 27, 2000, the Fund has liquidated all of its remaining assets. Accordingly, the Fund does not anticipate that it will make further distributions to Partners. Consequently, the value of the Fund's units of limited partnership interest is zero.

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following person on behalf of the registrant in the capacities indicated on the 9th day of January, 2001.

                                    ML-LEE ACQUISITION FUND, L.P.

                                    By: Mezzanine Investments, L.P.
                                        Managing General Partner

                                    By: ML Mezzanine Inc.
                                        Its General Partner

                                    By: /s/ Kevin T. Seltzer
                                        --------------------
                                        Kevin T. Seltzer
                                        Vice President and Treasurer